 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11294, 333-31696, 333-38420, 333-39553, 333-48364, 333-88421, 333-92327, 333-93117, 333-106742, 333-118776, 333-121123, 333-123738, 333-126229, 333-148958, 333-162535, 333-168216, 333-121124 and 333-92327) and the Registration Statements on Form S-3 (Nos. 333-115059, 333-120456, 333-123567, 333-124822, 333-126347, 333-126931, 333-133403, 333-137165, 333-143385, 333-144663, 333-148974, 333-156001, 333-159880 and 333-164053) of our report dated June 28, 2013 relating to our audits of the consolidated financial statements of Digital Angel Corporation and subsidiaries, included in the Annual Report on Form 10-K for the year ended December 31, 2012. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. We also consent to the reference to our firm as Experts in the Registration Statements on Form S-3.

/s/ EisnerAmper LLP

New York, New York

June 28, 2013